UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2014 (August 29, 2014)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “8-K Amendment”) amends and supplements the Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “Commission”) by Vanguard Natural Resources, LLC (the “Company”) on September 2, 2014 (the “Initial 8-K/A”) in connection with the Company’s completion of the acquisition of natural gas, oil and natural gas liquids assets in North Louisiana and East Texas (“the Purchased Assets”) on August 29, 2014 from Hunt Oil Company and Hunt Oil Company of Louisiana, Inc. (collectively, the “Seller”) for an adjusted purchase price of $274.7 million (the “Acquisition”), pursuant to a Purchase and Sale Agreement, dated as of July 30, 2014, by and among the Seller and the Company’s indirect wholly-owned subsidiary Vanguard Permian, LLC (“Vanguard Permian”).
The Company disclosed under Item 2.01 of the Initial 8-K/A that it and Vanguard Permian consummated the Acquisition on August 29, 2014. Subsequent to filing the Initial 8-K/A, the Company discovered an error under Item 2.01 that incorrectly named Vanguard Permian as the purchaser due to entry into the First Amendment to the Purchase Agreement, dated as of August 29, 2014 (the “PSA Amendment”), pursuant to which Vanguard Operating, LLC (“Vanguard Operating”), an affiliate of Vanguard Permian and indirect wholly-owned subsidiary of the Company, became purchaser under the Purchase Agreement (as further discussed below).
This 8-K Amendment amends the Initial 8-K/A to correct this error and to file the PSA Amendment as an exhibit. No other amendments are being made to the Initial 8-K/A by this 8-K Amendment. This 8-K Amendment should be read in connection with the Current Report on Form 8-K filed with the Commission by the Company on August 7, 2014, which provides a more complete description of the Acquisition.

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2014, the Purchase Agreement was amended by the Amendment, by and among Seller, Vanguard Permian and Vanguard Operating, pursuant to which Vanguard Permian assigned to Vanguard Operating all of Vanguard Permian’s right, title and interest in and to the Purchase Agreement and Vanguard Operating assumed all of Vanguard Permian’s obligations, covenants and liabilities arising under the Purchase Agreement. In addition, the closing date of the Acquisition was changed to August 29, 2014.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Form 8-K/A and incorporated herein by reference.

Item 2.01. Completion of Acquisition of Assets.

On August 29, 2014, pursuant to the Purchase Agreement, as amended by the Amendment thereto, Company and Vanguard Operating consummated the acquisition of the Purchased Assets from the Seller for an adjusted purchase price of $274.7 million. The purchase price is subject to final purchase price adjustments to be determined based on an effective date of June 1, 2014.

The Purchased Assets have total estimated proved reserves of 150 billion cubic feet equivalent, of which approximately 57% is proved developed. Current net production attributable to the Purchased Assets is approximately 18 million cubic feet equivalent per day.

The $274.7 million adjusted purchase price was funded with borrowings under the Company’s existing Reserve-Based Credit Facility and proceeds from sales of common and preferred units under its ATM program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	First Amendment To Purchase and Sale Agreement and Assignment, dated August 29, 2014 among Vanguard Permian, LLC, Vanguard Operating, LLC and Hunt Oil Company and Hunt Oil Company of Louisiana, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
September 4, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	First Amendment To Purchase and Sale Agreement and Assignment, dated August 29, 2014 among Vanguard Permian, LLC, Vanguard Operating, LLC and Hunt Oil Company and Hunt Oil Company of Louisiana, Inc.